                                                                      EXHIBIT 99
[DEVON ENERGY LETTERHEAD]


                                  NEWS RELEASE
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

INVESTOR CONTACTS:         ZACK HAGER
                           MANAGER, INVESTOR RELATIONS
                           (405) 552-4526

MEDIA CONTACTS:            MICHAEL BARRETT
                           MANAGER, CORPORATE COMMUNICATIONS
                           (405) 228-4252


                DEVON ENERGY'S THIRD QUARTER 2001 RESULTS REFLECT
                          RECORD OIL AND GAS PRODUCTION

OKLAHOMA CITY, OKLAHOMA, NOVEMBER 1, 2001-- Devon Energy Corporation (AMEX: DVN,
TSE: NSX) today reported third quarter and year-to-date 2001 financial results. Excluding the $5 million (four cents per diluted share) net after-tax effect of a non-recurring impairment charge and an increase in the fair value of derivatives, third quarter 2001 net earnings were $90 million or 69 cents per common share (68 cents per diluted common share).

During the third quarter of 2001, the company impaired the carrying value of its assets in Thailand and recorded a non-cash gain attributable to a change in the fair value of derivatives. After the impairment charge and the non-cash gain, net earnings were $85 million or 65 cents per common share (64 cents per diluted common share). For the same period a year ago, net earnings were $165 million or $1.27 per common share ($1.22 per diluted common share).

For the first nine months of 2001, earnings were $643 million or $4.96 per common share ($4.79 per diluted common share) before impairment charges, a decrease in the value of derivatives and the cumulative effect of a required change in accounting principle. Including the effects of the impairment charge and items related to accounting for derivatives, net earnings for the first nine months of 2001 were $621 million or $4.79 per common share ($4.63 per diluted common share). Net earnings for the first nine months of 2000 were $423 million or $3.27 per common share ($3.20 per diluted common share).

RECORD OIL AND GAS PRODUCTION OFFSET BY LOWER PRICES

         Devon increased total production of oil, gas and natural gas liquids by six percent to a record 31.3 million barrels of oil equivalent (Boe) in the third quarter of 2001. This compares to total production in the third quarter of 2000 of 29.5 million Boe and total production in the second quarter of 2001 of
29.7 million Boe.

"We are extremely pleased with our third quarter operating performance," said J. Larry Nichols, Devon's Chairman, President and CEO. "The company increased total production by six percent to set an all time quarterly record. This was achieved before contributions from the properties we are acquiring with the Mitchell and Anderson transactions."

In spite of record total quarterly production, revenues from the sales of oil, gas and natural gas liquids decreased 18 percent in the third quarter 2001, to $571 million. The decrease in third quarter revenues was due entirely to lower oil, gas and natural gas liquids prices. The average oil price received by Devon in the third quarter decreased 15 percent from $26.36 per barrel in 2000 to $22.49 in 2001. The average price Devon received for third quarter natural gas production decreased 27 percent from $3.70 per thousand cubic feet in 2000 to $2.70 per thousand cubic feet in 2001. The company's average price received for natural gas liquids decreased 25 percent from $21.01 per barrel in the third quarter of 2000 to $15.74 per barrel in the 2001 quarter.

EXPENSES REFLECT HIGHER PRODUCTION AND SERVICE AND SUPPLY COSTS

         Third quarter production and operating expenses increased $11.3 million in 2001 to $161.9 million. Higher lease operating and transportation costs were partially offset by lower production taxes. Lease operating expenses increased $15.9 million or 15 percent to $124.8 million. This was due to the expenses associated with new wells added over the last twelve months and higher overall third party service costs. Oil and gas transportation costs increased $2.2 million or 16 percent to $16.1 million in the third quarter of 2001. Transportation costs increased primarily because of higher gas production in the Permian Basin and Rocky Mountain areas. Production taxes decreased $6.8 million or 25 percent to $21.0 million. The decrease in production taxes reflects lower oil and gas prices in the most recent quarter.

Depreciation, depletion and amortization of property and equipment (DD&A) increased $35.2 million to $205.3 million in the third quarter of 2001. The increase reflects both higher overall production and an increase in Devon's DD&A rate. Amortization of goodwill decreased $1.9 million to $8.5 million in the third quarter of 2001.

Interest expense decreased by $4.6 million in the third quarter of 2001 to $35.9 million. The decrease reflects both lower total indebtedness and a decline in interest rates.

Income tax expense was $55.3 million or 39 percent of pre-tax earnings in the third quarter of 2001. Third quarter 2001 deferred income tax expenses of $81.0 million were partially offset by a $25.7 million current tax benefit. The current tax benefit reflects a change in the estimated amount Devon expects to pay to taxing authorities for earnings for the full year of 2001.

DEVON TO EXIT THAILAND

         During the third quarter of 2001, Devon recorded a non-recurring after-tax charge of $6.7 million associated with the impairment of the company's properties in Thailand. These were minor properties obtained in conjunction with the company's 2000 acquisition of Santa Fe Snyder Corporation. A subsequent evaluation of these properties resulted in Devon's decision during the third quarter 2001 to discontinue operations in Thailand. Devon's decision to exit Thailand follows the company's second quarter 2001 decision to exit Malaysia, Qatar and the majority of its operations in Brazil.

BASIS OF PRESENTATION AND ACCOUNTING CHANGE

         The August 2000 merger of Devon and Santa Fe Snyder Corporation was accounted for as a "pooling-of-interests." As a result, financial statements for all periods presented represent the combined financial results of the two companies. The pooling-of-interests method of accounting requires that financial statements for all periods presented be restated as if the companies had always been merged.

Devon adopted Financial Accounting Standards Board Statement 133 on January 1, 2001. Statement 133 establishes new accounting procedures for certain derivative instruments. As a result of the new accounting procedures, the company recognized an after tax gain of $1.7 million in the current period. Devon's nine months results also include the after tax cumulative effect of adopting the new accounting procedures. The cumulative effect was an after tax gain of $49.5 million recorded in the first quarter of 2001.

RECENT DEVELOPMENTS

         On August 14, 2001, Devon announced plans to acquire Mitchell Energy & Development Corp. for stock and cash. On September 4, 2001 Devon announced plans to acquire Anderson Exploration Ltd. in an all cash transaction. In aggregate, the cash component of the two acquisitions is approximately $5 billion. Devon planned to fund the cash portion of these transactions with a combination of a five-year term loan and the private placement of long-term notes and debentures. The term loan was arranged prior to the announcement of the Anderson acquisition. On October 3, 2001, the company completed a $3 billion private placement of 10-year notes and 30-year debentures. Due to the structure of the indebtedness utilized to fund the two transactions, the first material amortization of principal does not occur until 2005.

Devon acquired Anderson on October 15, 2001. Devon expects to complete the Mitchell acquisition around year-end. Following completion of the Anderson and Mitchell acquisitions, Devon will retain a high degree of financial flexibility.

CONFERENCE CALL TO BE WEBCAST TODAY

         Devon will discuss its third quarter 2001 financial and operating results in a conference call webcast today. The webcast will begin at 10:00 am central time (11:00 am eastern time). The webcast may be accessed from Devon's internet home page at www.dvn.com.

Devon Energy Corporation is an independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon ranks among the top five U.S.-based independent oil and gas producers and is included in the S&P 500 Index. Approximately 83 percent of the company's proved reserves are located in North America. Also, Devon has international operations in Azerbaijan, Southeast Asia, South America and West Africa. Shares of Devon Energy Corporation trade on the American Stock Exchange under the symbol DVN. In addition, Devon's exchangeable shares trade on the Toronto Stock Exchange under the symbol NSX.

             NOTICE TO INVESTORS CONCERNING DEVON'S PLANS TO ACQUIRE
                                 MITCHELL ENERGY

Investors and security holders are advised to read the definitive joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the proposed transaction because it will contain important information. A preliminary joint proxy statement/prospectus has been filed with the SEC by Devon and Mitchell. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Devon and Mitchell with the SEC at the SEC's web site at www.sec.gov. The definitive joint proxy statement/prospectus and such other documents (relating to Devon) may also be obtained for free from Devon when they become available by directing such request to: Devon Energy Corporation, 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260, Attention: Investor Relations, telephone: (405) 552-4570, e-mail: judy.roberts@dvn.com. The definitive joint proxy statement/prospectus and such other documents (relating to Mitchell) may also be obtained for free from Mitchell when they become available by directing such request to: Mitchell Energy & Development Corp., 2001 Timberloch Place, The Woodlands, Texas 77380, Attention: Investor Relations, telephone: (713) 377-6625, e-mail: mndpr@mitchellenergy.com.

Devon, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Devon's shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Devon's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus when it becomes available.

Mitchell, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Mitchell's shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Mitchell's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus when it becomes available.


                          FINANCIAL INFORMATION FOLLOWS

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL INFORMATION
Page 5 of 9


                                         QUARTER ENDED SEPTEMBER 30,        NINE MONTHS ENDED SEPTEMBER 30,
                                      --------------------------------     ----------------------------------
PRODUCTION DATA                        2001        2000       % CHANGE        2001        2000      % CHANGE
                                       ----        ----       --------        ----        ----      --------
 (net of royalties)
TOTAL PERIOD PRODUCTION
     Gas (Bcf)
       U.S.- Rocky Mountains              26.6        22.7       17%            84.2        63.8       32%
       U.S.- Permian/Mid-Continent        33.0        29.2       13%            88.9        87.2        2%
       U.S.- Gulf                         35.8        37.5       (5)%          107.7       111.2       (3)%
       Canada                             15.5        14.5        7%            46.2        47.3       (2)%
       Other International                 2.7         2.2       22%             6.9         6.6        4%
                                     ---------   ---------                 ---------   ---------
         Total Gas                       113.6       106.1        7%           333.9       316.1        6%
                                     =========   =========                 =========   =========

     Oil (MBbls)
       U.S.- Rocky Mountains               567         718      (21)%          1,720       2,185      (21)%
       U.S.- Permian/Mid-Continent       3,331       3,180        5%           9,568      10,858      (12)%
       U.S.- Gulf                        2,724       2,740       (1)%          8,306       8,768       (5)%
       Canada                            1,291       1,234        5%           3,912       3,598        9%
       Other International               2,497       2,275       10%           7,338       6,832        7%
                                     ---------   ---------                 ---------   ---------
         Total Oil                      10,410      10,147        3%          30,844      32,241       (4)%
                                     =========   =========                 =========   =========

     Natural Gas Liquids (MBbls)
       U.S.- Rocky Mountains               173         179       (3)%            465         522      (11)%
       U.S.- Permian/Mid-Continent       1,029         987        4%           2,777       3,115      (11)%
       U.S.- Gulf                          551         353       56%           1,112       1,232      (10)%
       Canada                              145         162      (10)%            473         504       (6)%
       Other International                  36           7      414%              54          11      391%
                                     ---------   ---------                 ---------   ---------
         Total Natural Gas Liquids       1,934       1,688       15%           4,881       5,384       (9)%
                                     =========   =========                 =========   =========

AVERAGE DAILY PRODUCTION
     Gas (Mcf)
       U.S.- Rocky Mountains           289,130     246,902       17%         308,348     232,978       32%
       U.S.- Permian/Mid-Continent     358,272     317,533       13%         325,542     318,073        2%
       U.S.- Gulf                      388,793     407,348       (5)%        394,586     406,004       (3)%
       Canada                          168,554     157,359        7%         169,275     172,493       (2)%
       Other International              29,130      24,272       20%          25,150      24,051        5%
                                     ---------   ---------                 ---------   ---------
         Total Gas                   1,233,879   1,153,414        7%       1,222,901   1,153,599        6%
                                     =========   =========                 =========   =========

     Oil (Bbls)
       U.S.- Rocky Mountains             6,163       7,804      (21)%          6,300       7,974      (21)%
       U.S.- Permian/Mid-Continent      36,207      34,565        5%          35,048      39,628      (12)%
       U.S.- Gulf                       29,609      29,783       (1)%         30,425      32,000       (5)%
       Canada                           14,033      13,413        5%          14,330      13,131        9%
       Other International              27,141      24,728       10%          26,879      24,934        8%
                                     ---------   ---------                 ---------   ---------
         Total Oil                     113,153     110,293        3%         112,982     117,667       (4)%
                                     =========   =========                 =========   =========

     Natural Gas Liquids (Bbls)
       U.S.- Rocky Mountains             1,880       1,946       (3)%          1,703       1,905      (11)%
       U.S.- Permian/Mid-Continent      11,185      10,728        4%          10,172      11,369      (11)%
       U.S.- Gulf                        5,989       3,837       56%           4,073       4,496       (9)%
       Canada                            1,576       1,761      (11)%          1,733       1,839       (6)%
       Other International                 391          76      415%             198          40      395%
                                     ---------   ---------                 ---------   ---------
         Total Natural Gas Liquids      21,021      18,348       15%          17,879      19,649       (9)%
                                     =========   =========                 =========   =========

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL INFORMATION
Page 6 of 9


                                          QUARTER ENDED SEPTEMBER 30,             NINE MONTHS ENDED SEPTEMBER 30,
                                        -------------------------------          --------------------------------
PRICE DATA                               2001        2000      % CHANGE          2001          2000      % CHANGE
                                         ----        ----      --------          ----          ----      --------
AVERAGE REALIZED PRICES (US$)
     Gas ($/Mcf)
       U.S.- Rocky Mountains           $  2.46     $  3.35       (27)%           $ 4.09       $ 2.89        42%
       U.S.- Permian/Mid-Continent     $  2.69     $  3.90       (31)%           $ 4.57       $ 3.23        41%
       U.S.- Gulf                      $  3.21     $  4.30       (25)%           $ 5.11       $ 3.41        50%
       Canada                          $  2.16     $  2.64       (18)%           $ 3.57       $ 2.24        59%
       Other International             $  1.45     $  1.41         3%            $ 1.41       $ 1.33         6%
         All Gas                       $  2.70     $  3.70       (27)%           $ 4.42       $ 3.04        45%

     Oil ($/Bbl)
       U.S.- Rocky Mountains           $ 24.88     $ 32.53       (24)%          $ 26.11      $ 27.51        (5)%
       U.S.- Permian/Mid-Continent     $ 20.67     $ 22.63        (9)%          $ 21.54      $ 23.79        (9)%
       U.S.- Gulf                      $ 23.78     $ 28.40       (16)%          $ 24.99      $ 26.50        (6)%
       Canada                          $ 21.94     $ 25.82       (15)%          $ 21.76      $ 24.74       (12)%
       Other International             $ 23.24     $ 27.45       (15)%          $ 24.38      $ 25.25        (3)%
         All Oil                       $ 22.49     $ 26.36       (15)%          $ 23.43      $ 25.20        (7)%

     Natural Gas Liquids ($/Bbl)
       U.S.- Rocky Mountains           $ 15.56     $ 22.93       (32)%          $ 19.32      $ 19.24         0%
       U.S.- Permian/Mid-Continent     $ 15.16     $ 20.56       (26)%          $ 19.01      $ 18.44         3%
       U.S.- Gulf                      $ 15.34     $ 18.66       (18)%          $ 17.64      $ 20.93       (16)%
       Canada                          $ 21.75     $ 26.89       (19)%          $ 26.38      $ 25.60         3%
       Other International             $ 15.37     $ 16.57        (7)%          $ 16.38      $ 19.64       (17)%
         All Natural Gas Liquids       $ 15.74     $ 21.01       (25)%          $ 19.41      $ 19.76        (2)%

AVERAGE BENCHMARK PRICES (US$)
     Gas ($/Mcf) - Henry Hub           $  2.90     $  4.27       (32)%          $  4.87      $  3.41        43%
     Oil ($/Bbl) - West Texas
      Intermediate (Cushing)           $ 26.59     $ 31.66       (16)%          $ 27.79      $ 29.70        (6)%

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL INFORMATION
Page 7 of 9


                                                                             QUARTER ENDED SEPTEMBER 30,
                                                                       ------------------------------------
STATEMENT OF OPERATIONS DATA (US$)                                        2001         2000       % CHANGE
                                                                          ----         ----       --------
(in thousands, except per share data)

TOTAL REVENUES (NET OF ROYALTIES)                                       $ 586,715    $ 725,141         (19)%
     Oil sales                                                            234,116      267,430         (12)%
     Gas sales                                                            306,808      392,588         (22)%
     Natural gas liquids sales                                             30,445       35,457         (14)%
     Other                                                                 15,346       29,666         (48)%

TOTAL PRE-TAX EXPENSES                                                  $ 446,702    $ 454,079          (2)%
     Lease operating expenses                                             124,781      108,902          15%
     Transportation costs                                                  16,113       13,907          16%
     Production taxes                                                      20,967       27,773         (25)%
                                                                        ---------    ---------
     Total production and operating expenses                              161,861      150,582           7%

     Depreciation, depletion and amortization of property & equipment     205,345      170,151          21%
     Amortization of goodwill                                               8,461       10,364         (18)%
     General and administrative expenses                                   26,977       25,304           7%
     Expenses related to prior merger                                          --       57,233        (100)%
     Interest expense                                                      35,885       40,445         (11)%
     Change in fair value of derivatives                                   (2,738)          --          NM
     Reduction of carrying value of oil and gas properties                 10,911           --          NM

EARNINGS BEFORE INCOME TAXES                                              140,013      271,062         (48)%

TOTAL INCOME TAX EXPENSE                                                   55,281      106,150         (48)%
     Current                                                              (25,679)      50,403        (151)%
     Deferred                                                              80,960       55,747          45%

NET EARNINGS                                                            $  84,732    $ 164,912         (49)%
Preferred stock dividends                                                   2,433        2,433           0%
                                                                        ---------    ---------
NET EARNINGS APPLICABLE TO COMMON STOCKHOLDERS                          $  82,299    $ 162,479         (49)%
                                                                        =========    =========

Net earnings per average common share outstanding
     BASIC                                                              $    0.65    $    1.27         (49)%
                                                                        =========    =========
     DILUTED                                                            $    0.64    $    1.22         (48)%
                                                                        =========    =========
Weighted average shares outstanding
     Basic                                                                126,335      127,857          (1)%
     Diluted                                                              131,573      134,394          (2)%

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL INFORMATION
Page 8 of 9


                                                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                                                   --------------------------------------
STATEMENT OF OPERATIONS DATA (US$)                                                   2001         2000           % CHANGE
                                                                                     ----         ----           --------
(IN THOUSANDS, EXCEPT PER SHARE DATA)
TOTAL REVENUES (NET OF ROYALTIES)                                                  $2,335,464   $1,934,041           21%
     Oil sales                                                                        722,672      812,365          (11)%
     Gas sales                                                                      1,474,986      960,865           54%
     Natural gas liquids sales                                                         94,746      106,373          (11)%
     Other                                                                             43,060       54,438          (21)%

TOTAL PRE-TAX EXPENSES                                                             $1,378,557   $1,228,930           12%
     Lease operating expenses                                                         362,884      326,709           11%
     Transportation costs                                                              51,936       38,652           34%
     Production taxes                                                                  95,025       69,644           36%
                                                                                   ----------   ----------
     Total production and operating expenses                                          509,845      435,005           17%

     Depreciation, depletion and amortization of property & equipment                 572,939      507,654           13%
     Amortization of goodwill                                                          25,384       31,057          (18)%
     General and administrative expenses                                               73,867       74,177            0%
     Expenses related to prior merger                                                      --       57,233         (100)%
     Interest expense                                                                 104,825      121,396          (14)%
     Deferred effects of change in currency rates on subsidiary's long-term debt           --        2,408         (100)%
     Change in fair value of derivatives                                                3,844           --           NM
     Reduction of carrying value of oil and gas properties                             87,853           --           NM

EARNINGS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN
     ACCOUNTING PRINCIPLE                                                             956,907      705,111           36%

TOTAL INCOME TAX EXPENSE                                                              384,970      281,678           37%
     Current                                                                          117,213      122,908           (5)%
     Deferred                                                                         267,757      158,770           69%

EARNINGS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                   571,937      423,433           35%
Cumulative effect of change in accounting principle                                    49,452           --           NM

NET EARNINGS                                                                       $  621,389   $  423,433           47%
Preferred stock dividends                                                               7,301        7,301            0%
                                                                                   ----------   ----------
NET EARNINGS APPLICABLE TO COMMON STOCKHOLDERS                                     $  614,088   $  416,132           48%
                                                                                   ==========   ==========

NET EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING AFTER
     CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
     BASIC                                                                         $     4.79   $     3.27           34%
                                                                                   ==========   ==========
     DILUTED                                                                       $     4.63   $     3.20           33%
                                                                                   ==========   ==========

Weighted average shares outstanding
     Basic                                                                            128,274      127,065            1%
     Diluted                                                                          133,982      130,628            3%

DEVON ENERGY CORPORATION
UNAUDITED FINANCIAL INFORMATION
Page 9 of 9


BALANCE SHEET DATA (US$)                             SEPTEMBER 30, DECEMBER 31,
(IN THOUSANDS, EXCEPT % CHANGE DATA)                     2001          2000          % CHANGE
                                                     ------------  ------------      --------
TOTAL ASSETS                                          $7,732,490   $6,860,478           13%
     Cash and cash equivalents                           239,265      228,050            5%
     Other current assets                                580,637      706,087          (18)%
                                                      ----------   ----------
     Total current assets                                819,902      934,137          (12)%

     Property and equipment (net)                      5,743,523    4,909,536           17%
     Investment in Chevron Corporation common stock      601,083      598,867            0%
     Goodwill, net of amortization                       269,305      289,489           (7)%
     Fair value of derivatives                           151,415           --           NM
     Other assets                                        147,262      128,449           15%

TOTAL LIABILITIES                                     $3,963,485   $3,582,874           11%
     Current liabilities                                 561,798      628,987          (11)%
     Other liabilities                                   162,318      164,469           (1)%
     Debentures exchangeable into shares of Chevron
         Corporation common stock                        645,461      760,313          (15)%
     Senior Convertible Debentures                       370,209      359,689            3%
     Other long-term debt                                969,107      928,834            4%
     Deferred revenue                                     65,330      113,756          (43)%
     Deferred income taxes                             1,112,822      626,826           78%
     Fair value of derivatives                            76,440           --           NM

STOCKHOLDERS' EQUITY                                  $3,769,005   $3,277,604           15%

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY              $7,732,490   $6,860,478           13%

COMMON SHARES OUTSTANDING                                126,014      128,638           (2)%

STATEMENT OF CASH FLOWS DATA (US$)                               NINE MONTHS ENDED SEPTEMBER 30,
                                                              -------------------------------------
(IN THOUSANDS, EXCEPT % CHANGE DATA)                             2001          2000        % CHANGE
                                                                 ----          ----        --------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net earnings                                            $   621,389    $   423,433       47%
     Depreciation, depletion and amortization of property
          and equipment                                          572,939        507,654       13%
     Amortization of goodwill                                     25,384         31,057      (18)%
     Reduction of carrying value of oil and gas properties        87,853             --       NM
     Deferred income taxes                                       267,757        158,770       69%
     Other                                                       (26,668)        (2,834)      NM
     Changes in assets and liabilities net of
       effects of acquisitions of businesses                     (48,146)        15,310       NM
                                                             -----------    -----------
         NET CASH PROVIDED BY OPERATING ACTIVITIES           $ 1,500,508    $ 1,133,390       32%

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital Expenditures                                     (1,351,492)      (947,974)      43%
     Other                                                        41,395         56,640      (27)%
                                                             -----------    -----------
         NET CASH USED IN INVESTING ACTIVITIES               $(1,310,097)   $  (891,334)      47%

CASH FLOWS FROM FINANCING ACTIVITIES
         NET CASH USED IN FINANCING ACTIVITIES               $  (178,336)   $  (235,464)     (24)%


                                      ###